AGREEMENT

This Agreement (this “Agreement”) is made as of July 15, 2002, by and between EOS International, Inc., a Delaware corporation (formerly dreamlife, inc.) (“EOS”), Weichert Enterprises, LLC, a Delaware limited liability company (“Weichert”) and DL Holdings I, LLC, a Delaware limited liability company (“DL Holdings”).

RECITALS

     A. Reference is made to the Registration Rights Agreement by and among EOS, Weichert and DL Holdings dated as of December 14, 2001, as amended (the “Registration Rights Agreement”).

     B. EOS, Weichert and DL Holdings desire to further amend the Registration Rights Agreement on the terms set forth herein.

     EOS, Weichert and DL Holdings hereby agree as follows:

The Registration Rights Agreement Amendments.

     Amendments to Section 9(c). The next to last sentence of Section 9(c) shall be amended to add at the end thereof the words “, provided, however, that if the Call Notice is given prior to August 14, 2002, the Call Notice may be given on at least one (1) day’s prior written notice (which notice shall be irrevocable) of the Company’s intention to exercise its repurchase right set forth in this Section 9(c), specifying the Call Closing Date which in such event shall be not less than one (1) day nor more than ten (10) days after the date of the Call Notice.”

     Amendments Relating to Section 9(e). Section 9(e) is deleted in its entirety and replaced with the following: “Subject to the provisions of Section 9(g), the repurchase price (the “Repurchase Price”) for the Warrants which are to be repurchased by the Company pursuant to Section 9(a) or Section 9(c) shall be (i) $0.30 per share, if the repurchase occurs on or prior to June 7, 2002; (ii) $0.45 per share, if the repurchase occurs after June 7, 2002 but prior to June 28, 2002; (iii) $0.60 per share, if the repurchase occurs after June 28, 2002 but prior to July 19, 2002; (iv) $0.75 per share, if the repurchase occurs after July 19, 2002 but prior to August 14, 2002; and (v) $0.90 per share, if the repurchase occurs after August 14, 2002; provided, that, the Company shall not be required to make any such repurchase prior to the earlier of (i) the date on which the Notes are paid in full, and (ii) August 15, 2002.”

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WEICHERT ENTERPRISES, LLC By: GERALD C. CROTTY —————————————— Name: Gerald C. Crotty Title: President	EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman

DL HOLDINGS I, L.L.C. By: DAN STERN —————————————— Name: Dan Stern Title: Managing Member